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                                    EXHIBIT 1

                                    AGREEMENT

         The undersigned reporting persons hereby agree that the statements filed pursuant to this Schedule 13D dated February 2, 2000, to which this Agreement is filed as an exhibit, are filed on behalf of each of them.

Dated:   February 2, 2000                    I-Net Holdings, Inc.

                                                  By: /s/ RICHARD DIX
                                                      -------------------------
                                                      Name:   Richard Dix
                                                      Title:  President

Dated: February 2, 2000                      /s/ RICHARD DIX
                                             ----------------------------------
                                             Richard Dix



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